GABOR AND ASSOCIATES
                               1878 VICTORY BLVD.
                            STATEN ISLAND, NY 10314


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Goldtech Mining Corporation of our report dated March 24, 2003 relating to the financial statements included in Egan Systems, Inc.'s Form 10-KSB for the year ended December 31, 2002.


/s/ Gabor and Associates
---------------------------
Gabor and Associates



New York, New York
November 19, 2003